Exhibit 99.1

For release:	Upon receipt May 13, 2015
Media contact:	Susan Houser, 515-248-2268, houser.susan@principal.com
Investor Relations contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Issues Notice of Redemption of Preferred Stock

(Des Moines, Iowa) — Principal Financial Group, Inc. (NYSE: PFG) (the “Company”) today announced that it has issued notices to redeem on June 30, 2015 all 3,000,000 outstanding shares of its 5.563% Series A Non-Cumulative Perpetual Preferred Stock (OTC:  PFGZP, CUSIP No. 74251V201) (the “Series A Preferred Stock”) and all 10,000,000 outstanding shares of its 6.518% Series B Non-Cumulative Perpetual Preferred Stock (NYSE:  PFG-B, CUSIP No. 74251V300) (the “Series B Preferred Stock”).  The Series A Preferred Stock will be redeemed at a redemption price of $100 per share and the Series B Preferred Stock will be redeemed at a redemption price of $25 per share, representing $550 million in aggregate.

“The current interest rate environment provided us a great opportunity to refinance our current preferred stock holdings at lower coupon rates,” said Terry Lillis, executive vice president and chief financial officer.  “While the recent issuance of our senior notes, due in 2025, and junior subordinated notes, due in 2055, will increase second quarter 2015 corporate expenses by approximately $10 million after-tax, reflecting current period interest expense and unamortized cost, the lower coupon rate will generate cost savings over time.  Additionally, the completion of the offers has generated greater financial flexibility to support company growth as a global investment manager, and increase long-term value for shareholders.”

As previously announced, a cash dividend of $1.39075 per share of Series A Preferred Stock and a cash dividend of $0.407375 per share of Series B Preferred Stock will be paid on June 30, 2015 to holders of record as of June 11, 2015.  On the redemption date, dividends on the Series A Preferred Stock and Series B Preferred Stock will cease to accrue.  The notices of redemption were mailed to the respective holders of record of the Series A Preferred Stock and Series B Preferred Stock on May 13, 2015. All of the shares of Series A Preferred Stock and Series B Preferred Stock being called for redemption are held by Cede & Co., as nominee of The Depositary Trust Company (“DTC”), and are held in book-entry form through DTC.  Accordingly, all of the shares of Series A Preferred Stock and Series B Preferred Stock will be redeemed according to DTC’s procedures, including payment of the redemption price.  The notices to holders of the Series A Preferred Stock and the Series B Preferred Stock specifying the terms, conditions and procedures for the redemption are available through DTC and the Transfer Agent, Computershare

Trust Company, N.A.  Questions regarding the redemption of the Series A Preferred Stock and Series B Preferred Stock, or the procedures therefore, may be directed to Computershare Trust Company, N.A. at 1-855-396-2084.

This press release does not constitute a notice of redemption under the certificates of designations governing the Series A Preferred Stock and Series B Preferred Stock and is qualified in its entirety by reference to the notices of redemption issued by the Company.

Forward looking and cautionary statements

This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended December 31, 2014 and the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; continued volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

About the Principal Financial Group

The Principal Financial Group® (The Principal®)(1) is a global investment management leader offering retirement services, insurance solutions and asset management. The Principal offers businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through its diverse family of financial services companies. Founded in 1879 and a member of the FORTUNE 500®, the Principal Financial Group has $530.3 billion in assets under management(2) and serves some 19.9 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

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(1)  “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

(2)  As of March 31, 2015.